Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2023 Financial Results

•Public cloud ARR of $414 million, an increase of 77% as reported and 76% in constant currency from the prior year period(1)
•Total ARR of $1.523 billion, an increase of 10% as reported and 9% in constant currency from the prior year period(1)
•Second quarter total revenue of $462 million, an increase of 7% as reported and 10% in constant currency from the prior year period(1)
•Second quarter recurring revenue of $371 million, an increase of 8% as reported and 10% in constant currency from the prior year period(1)
•Second quarter GAAP diluted earnings per share of $0.17
•Second quarter Non-GAAP diluted earnings per share of $0.48(2)
•Second quarter cash from operations of $49 million and free cash flow of $46 million(3)

SAN DIEGO – August 7, 2023 -- Teradata (NYSE: TDC) today announced its second quarter 2023 financial results.

“Our broad-based momentum across the business generated strong financial results, including 77% Cloud ARR growth, 10% increase in Total ARR growth and EPS that exceeded our guidance,” said Steve McMillan, President and CEO, Teradata. “We are pleased with the strong adoption and growth of Teradata VantageCloud, as customers see that our complete cloud analytics and data platform is differentiated and generates value in this new world of AI.”

Second Quarter 2023 Financial Highlights Compared to Second Quarter 2022

•Public cloud ARR increased to $414 million from $234 million, an increase of 77% as reported and 76% in constant currency(1)
•Total ARR increased to $1.523 billion from $1.390 billion, an increase of 10% as reported and 9% in constant currency(1)
•Total revenue was $462 million versus $430 million, an increase of 7% as reported and 10% in constant currency(1)
•Recurring revenue was $371 million versus $345 million, an increase of 8% as reported and 10% in constant currency(1)
•Recurring revenue was 80% of total revenue in the second quarter, flat from the prior year period
•GAAP gross margin was 59.7% versus 60.0%
•Non-GAAP gross margin was 60.6% versus 61.2%(2)
•GAAP operating income was $33 million versus $14 million

•Non-GAAP operating income was $72 million versus $55 million(2)
•GAAP diluted EPS was $0.17 versus $(0.04) per share
•Non-GAAP diluted EPS was $0.48 versus $0.33(2)
•Cash flow from operations was $49 million compared to $105 million
•Free cash flow was $46 million compared to $102 million(3)

Outlook
For the third quarter of 2023:
•GAAP diluted EPS is expected to be in the range of $0.10 to $0.14
•Non-GAAP diluted EPS is expected to be in the range of $0.40 to $0.44(2)

Teradata updates the following outlook for full year 2023:
•GAAP diluted EPS is increased to now be in the range of $0.74 to $0.86 versus the range of $0.65 to $0.77 previously reported

For the full year 2023, Teradata re-affirms the following outlook elements:
•Public cloud ARR is expected to increase in the range of 53% to 57% year-over-year
•Total ARR is expected to increase in the range of 6% to 8% year-over-year
•Recurring revenue is expected to increase in the range of 4% to 7% year-over-year
•Total revenue is expected to increase in the range of 1% to 4% year-over-year
•Non-GAAP diluted EPS is expected to be in the range of $1.92 to $2.04(2)
•Cash flow from operations is expected to be in the range of $340 million to $380 million
•Free cash flow is expected to be in the range of $320 million to $360 million(3)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s second quarter 2023 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$371	$345	8%	10%
Perpetual software licenses, hardware and other	13	8	63%	61%
Consulting services	78	77	1%	5%
Total revenue	$462	$430	7%	10%

Americas	$268	$249	8%	10%
EMEA	118	103	15%	15%
APJ	76	78	(3)%	2%
Total revenue	$462	$430	7%	10%

Revenue
(in millions)
	For the Six Months ended June 30
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$760	$731	4%	7%
Perpetual software licenses, hardware and other	26	34	(24)%	(18)%
Consulting services	152	161	(6)%	—%
Total revenue	$938	$926	1%	5%

Americas	$560	$539	4%	6%
EMEA	235	232	1%	7%
APJ	143	155	(8)%	(1)%
Total revenue	$938	$926	1%	5%

	As of June 30
	2023	2022	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,523	$1,390	10%	9%
Public cloud ARR**	$414	$234	77%	76%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Total annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2023	2022	% Chg.	2023	2022	% Chg.
GAAP Gross Profit	$276	$258		$578	$559	3%
% of Revenue	59.7%	60.0%		61.6%	60.4%

Excluding:
Stock-based compensation expense	4	4		8	9
Reorganization and transformation cost	—	1		—	7
Non-GAAP Gross Profit	$280	$263	6%	$586	$575	2%
% of Revenue	60.6%	61.2%		62.5%	62.1%

Operating Income
GAAP Operating Income	$33	$14	136%	$112	$82	37%
% of Revenue	7.1%	3.3%		11.9%	8.9%

Excluding:
Stock-based compensation expense	35	32		63	63
Reorganization and transformation cost	4	9		5	25
Non-GAAP Operating Income	$72	$55	31%	$180	$170	6%
% of Revenue	15.6%	12.8%		19.2%	18.4%

Net Income
GAAP Net Income	$17	$(4)		$57	$32	78%
% of Revenue	3.7%	(0.9)%		6.1%	3.5%

Excluding:
Stock-based compensation expense	35	32		63	63
Reorganization and transformation cost	4	9		5	25
Income tax adjustments (i)	(7)	(2)		(13)	(14)
Non-GAAP Net Income	$49	$35	40%	$112	$106	6%
% of Revenue	10.6%	8.1%		11.9%	11.4%

	For the Three Months		For the Six Months
	ended June 30		ended June 30		2023 Outlook
Earnings Per Share:	2023	2022	2023	2022	2023 Q3 Guidance	2023 FY Guidance
GAAP Earnings Per Share	$0.17	$(0.04)	$0.55	$0.30	$0.10 - $0.14	$0.74 - $0.86
Excluding:
Stock-based compensation expense	0.34	0.30	0.61	0.59	0.32	1.26
Reorganization and transformation cost	0.04	0.09	0.05	0.23	0.03	0.18
Income tax adjustments(i)	(0.07)	(0.02)	(0.13)	(0.13)	(0.05)	(0.26)
Non-GAAP Diluted Earnings Per Share	$0.48	$0.33	$1.08	$0.99	$0.40 - $0.44	$1.92 - $2.04

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended June 30, 2023 was 22.2% and June 30, 2022 was 14.6%. For the six months ended the non-GAAP effective tax rate was 25.3% for 2023 and 25.9% for 2022.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Six Months
(in millions)	ended June 30		ended June 30		Outlook
	2023	2022	2023	2022	2023
Cash provided by operating activities (GAAP)	$49	$105	$158	$256	$340 to $380
Less capital expenditures	(3)	(3)	(7)	(4)	(~20)
Free Cash Flow (non-GAAP measure)	$46	$102	$151	$252	$320 to $360

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2023 third quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions, the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

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The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2023	2022	% Chg	2023	2022	% Chg
Revenue
Recurring	$371	$345	8%	$760	$731	4%
Perpetual software licenses, hardware and other	13	8	63%	26	34	(24)%
Consulting services	78	77	1%	152	161	(6)%
Total revenue	462	430	7%	938	926	1%
Gross profit
Recurring	264	249		555	530
% of Revenue	71.2%	72.2%		73.0%	72.5%
Perpetual software licenses, hardware and other	1	2		3	10
% of Revenue	7.7%	25.0%		11.5%	29.4%
Consulting services	11	7		20	19
% of Revenue	14.1%	9.1%		13.2%	11.8%
Total gross profit	276	258		578	559
% of Revenue	59.7%	60.0%		61.6%	60.4%

Selling, general and administrative expenses	167	163		320	320
Research and development expenses	76	81		146	157
Income from operations	33	14		112	82
% of Revenue	7.1%	3.3%		11.9%	8.9%

Other expense, net	(9)	(14)		(30)	(27)

Income before income taxes	24	—		82	55
% of Revenue	5.2%	—%		8.7%	5.9%

Income tax expense	7	4		25	23
% Tax rate	29.2%	972.0%		30.5%	41.8%

Net income (loss)	$17	$(4)		$57	$32
% of Revenue	3.7%	(0.9)%		6.1%	3.5%

Net income (loss) per common share
Basic	$0.17	$(0.04)		$0.56	$0.31
Diluted	$0.17	$(0.04)		$0.55	$0.30

Weighted average common shares outstanding
Basic	101.0	103.5		101.2	104.2
Diluted	102.9	103.5		103.3	107.1

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2023	December 31, 2022	June 30, 2022
Assets
Current assets
Cash and cash equivalents	$504	$569	$545
Accounts receivable, net	265	364	266
Inventories	9	8	17
Other current assets	102	87	93
Total current assets	880	1,028	921
Property and equipment, net	250	244	249
Right of use assets- operating lease, net	11	13	17
Goodwill	390	390	390
Capitalized contract costs, net	76	92	95
Deferred income taxes	205	213	194
Other assets	57	42	29
Total assets	$1,869	$2,022	$1,895

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$6	$—	$—
Current portion of finance lease liability	70	67	70
Current portion of operating lease liability	7	8	8
Accounts payable	113	94	83
Payroll and benefits liabilities	100	137	108
Deferred revenue	526	589	530
Other current liabilities	88	112	79
Total current liabilities	910	1,007	878
Long-term debt	492	498	497
Finance lease liability	70	54	48
Operating lease liability	8	10	13
Pension and other postemployment plan liabilities	96	101	129
Long-term deferred revenue	7	8	11
Deferred tax liabilities	6	7	7
Other liabilities	62	79	90
Total liabilities	1,651	1,764	1,673
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,002	1,941	1,874
Accumulated deficit	(1,668)	(1,565)	(1,496)
Accumulated other comprehensive loss	(117)	(119)	(157)
Total stockholders' equity	218	258	222
Total liabilities and stockholders' equity	$1,869	$2,022	$1,895

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2023	2022	2023	2022
Operating activities
Net income (loss)	$17	$(4)	$57	$32
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	31	33	59	73
Stock-based compensation expense	35	32	63	63
Deferred income taxes	(5)	(6)	2	2
Changes in assets and liabilities:
Receivables	76	64	99	70
Inventories	(2)	(1)	(1)	9
Current payables and accrued expenses	11	23	(30)	(26)
Deferred revenue	(105)	(58)	(64)	(38)
Other assets and liabilities	(9)	22	(27)	71
Net cash provided by operating activities	49	105	158	256
Investing activities
Expenditures for property and equipment	(2)	(2)	(6)	(3)
Additions to capitalized software	(1)	(1)	(1)	(1)
Net cash used in investing activities	(3)	(3)	(7)	(4)
Financing activities
Repurchases of common stock	(70)	(17)	(154)	(317)
Proceeds from long-term borrowings	—	500	—	500
Repayments of long-term borrowings	—	(400)	—	(413)
Payments of finance leases	(21)	(23)	(41)	(45)
Other financing activities, net	6	(3)	(1)	1
Net cash (used in) provided by financing activities	(85)	57	(196)	(274)
Effect of exchange rate changes on cash and cash equivalents	(10)	(19)	(20)	(25)
(Decrease) increase in cash, cash equivalents and restricted cash	(49)	140	(65)	(47)
Cash, cash equivalents and restricted cash at beginning of period	555	408	571	595
Cash, cash equivalents and restricted cash at end of period	$506	$548	$506	$548

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$29	$10	$59	$34
Assets acquired by operating leases	$3	$—	$4	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2023	2022	% Change As Reported	% Change Constant Currency(2)	2023	2022	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$268	$249	8%	10%	$560	$539	4%	6%
EMEA	118	103	15%	15%	235	232	1%	7%
APJ	76	78	(3)%	2%	143	155	(8)%	(1)%
Total segment revenue	462	430	7%	10%	938	926	1%	5%

Segment gross profit
Americas	164	153			357	342
% of Revenue	61.2%	61.4%			63.8%	63.5%
EMEA	73	63			147	141
% of Revenue	61.9%	61.2%			62.6%	60.8%
APJ	43	47			82	92
% of Revenue	56.6%	60.3%			57.3%	59.4%
Total segment gross profit	280	263			586	575
% of Revenue	60.6%	61.2%			62.5%	62.1%

Reconciling items(1)	(4)	(5)			(8)	(16)
Total gross profit	$276	$258			$578	$559
% of Revenue	59.7%	60.0%			61.6%	60.4%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.